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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE
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                     SHOPNOW.COM TO ACQUIRE UBARTER.COM, INC.
                A BUSINESS-TO-BUSINESS E-COMMERCE COMPANY WITH OVER
                               3800 BUSINESS MEMBERS

    SHOPNOW.COM POSITIONS ITSELF TO BECOME GLOBAL LEADER IN BUSINESS-TO-BUSINESS
                                  BARTER SERVICES


SEATTLE, WA, DECEMBER 21, 1999 - ShopNow.com Inc. (Nasdaq: SPNW), a leading e-commerce enabling company for business-to-business and business-to-consumer, today announced the execution of a letter of intent to acquire Ubarter.com, Inc. (OTC BB: UBTR), a business-to-business barter e-commerce company that deployed the Internet's first on-line business-to-business barter exchange e-commerce site. The acquisition, which is expected to close in early 2000, signifies an expansion of ShopNow.com into additional business-to-business e-commerce services. ShopNow.com has agreed to acquire Ubarter.com for approximately $45 million in stock based on recent stock prices.

Founded in 1996, Ubarter.com has had tremendous growth with over 3800 business members with over 7000 product and service listings. Transaction volume grew 645 percent in the month of November year over last year.

Ubarter.com oversees the transaction process for businesses, merchants, media companies and other corporate businesses seeking to maximize efficiencies through business-to-business online bartering, including managing sales of business assets, excess inventory, surplus production, or services for other needed products and services.

Examples of recent exchanges between Ubarter.com clients utilizing Ubarter Dollars include:

- A radio station used Ubarter.com to purchase $100,000 of real estate from another member of Ubarter.com. In exchange, the seller of the real estate purchased construction services and advertising from other members.

- A television station exchanged unsold advertising space for various expenses relating to a conference for its employees.

- A hotel used Ubarter.com to sell unsold rooms to other Ubarter members. The hotel then purchased printing services, bottled water and janitorial services.

"Over 80% of the revenues for ShopNow.com now come from businesses. The proposed acquisition of a business exchange like Ubarter.com will allow us to grow our business-to-business revenues more rapidly. Online exchanges provide the perfect platform to


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trade goods and services on a global scale," said Dwayne Walker, Chairman and
CEO of ShopNow.com. "We will continue to aggressively expand our offerings to our business and merchant partners and take a leadership role in providing all the services and products needed to successfully transact commerce on the Web."

"Joining the ShopNow Network will rapidly expand the barter opportunities we currently offer," said Steven White, president and CEO of Ubarter.com. "ShopNow.com has over 40,000 businesses and merchants with which it is already affiliated and core expertise in what it takes to run an e-commerce business. Adding business-to-business barter services is the logical next-step in e-commerce."

After the closing, ShopNow.com will be in a position to become a market leader in business-to-business barter exchange. Ubarter.com currently offers business-to-business barter exchange for:


 Advertising and promotions              Apparel and accessories
 Art and collectibles                    Automotive, boat and motorcycles
 Business and office                     Computer products and services
 Construction and renovation             Electronics and communication
 Entertainment and recreation            Financial services
 Food and beverages                      Health care
 Household                               Personal care
 Real estate                             Sports and fitness
 Travel and transportation               Miscellaneous


ABOUT UBARTER.COM
Ubarter.com is a business-to-business e-commerce company utilizing the Ubarter Dollar-TM- as payment for products and services. Ubarter.com manages transactions where retail, professional, media and other corporate businesses seek to maximize efficiencies by accepting Ubarter Dollars-TM- for excess inventory, surplus production or services on a multilateral basis for other needed goods and services.

Ubarter.com's purpose is to increase business sales and maximize cash flow for its members, by facilitating trade among businesses in an efficient, easy-to-use and cost-effective way. Ubarter.com is based in Seattle, Washington.

ABOUT SHOPNOW.COM INC.
ShopNow.com Inc. is a leading e-commerce enabling company for business-to-business and business-to-consumer e-commerce. ShopNow.com operates an e-commerce network known as the ShopNow Network, which is comprised of online access to over 40,000 businesses and over 6 million shoppers. The ShopNow.com portal (http://www.shopnow.com) is an online marketplace for connecting buyers and sellers worldwide and provides a range of business-to-business e-commerce products and services. ShopNow.com Inc. is headquartered in Seattle, Washington, with additional offices in Georgia, Arizona, Kansas and California.


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The merger will be subject to customary conditions, including the execution of a definitive merger agreement, the satisfaction of regulatory approvals, and the approval of the shareholders of Ubarter.com.

FORWARD LOOKING STATEMENTS

Certain statements in this announcement, including statements concerning our plans, intentions and expectations, contain "forward-looking statements" within the meaning of the Securities Act of 1933 as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are not guaranties of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement. Factors that could affect our actual results, include, among others, the factors described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 1999. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

PRESS CONTACTS:
Howard Barokas, Barokas Public Relations, (206) 264-8220, howard@barokas.com Hannah Coan, ShopNow.com Inc., (206) 223-1996, hannahc@shopnow.com

INVESTOR RELATIONS CONTACTS:
Christina Carrabino (general information)
Chris Wood (analyst contact)
Steve Morrison (media)
(415) 986-1591
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